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                                                                     EXHIBIT 8.2

                        [LETTERHEAD OF BRYAN CAVE LLP]


                                October 8, 1996



Deutsche Financial Services Corporation
655 Maryville Centre Drive
St. Louis, MO 63141

Deutsche Floorplan Receivables, L.P.
c/o Naran Burchinow
Deutsche Financial Services Corporation
655 Maryville Centre Drive
St. Louis, MO 63141

          Re:  Deutsche Floorplan Receivables Master Trust

Gentlemen:

          We have acted as Special Missouri Tax Counsel to Deutsche Floorplan Receivables, L.P. in connection with the issuance by the Deutsche Floorplan Receivables Master Trust (the "Trust") of Floating Rate Asset Backed Certificates, Series 1996-1, Class A and Floating Rate Asset Backed Certificates, Series 1996-1, Class B (the "Certificates"). You have asked our opinion with respect to certain Missouri tax matters contained in a prospectus (the "Prospectus") which is included as an exhibit to an Amendment to the Registration Statement (Registration No. 333-10943) prepared in connection with the offering of the Certificates. We understand that the Amendment to the Registration Statement will be filed with the Securities and Exchange Commission on October 8, 1996.

          In our opinion, the description of the Missouri tax aspects of the offering contained in the Prospectus under the heading "State and Local Tax Consequences" is an accurate description of certain Missouri tax consequences of the Trust and the holders of the Certificates.

          Our opinion is based on the Revised Statutes of Missouri, rules and regulations promulgated thereunder, and interpretations thereof existing on this date. Our opinion represents judgments concerning complex issues and is not binding upon the Missouri Department of Revenue or any other taxing authority. No assurance can be given that the

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                                BRYAN CAVE LLP

Deutsche Financial Services Corporation
Deutsche Floorplan Receivables, L.P.
c/o Naran Burchinow
October 8, 1996
Page 2


Missouri tax treatment described in the Prospectus will not be challenged, or that any such challenge would not be successful.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to Bryan Cave in the Prospectus under the heading "State and Local Tax Consequences."

                                        Very truly yours,

                                        /s/ Bryan Cave LLP

                                        BRYAN CAVE LLP